UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 22, 2026

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 West 23rd Street
New York, New York 10010
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of approximately $46.00 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of BuzzFeed, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2026 (the “Signing 8-K”), on May 11, 2026, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Allen Family Digital, LLC (the “Investor”), an affiliate of Byron Allen’s family office, pursuant to which the Company agreed to issue and sell to the Investor, 40,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a purchase price of $3.00 per share of Class A common stock, for aggregate consideration of $120.0 million (the “Transaction”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The closing of the Transaction occurred on May 26, 2026 (the “Closing”). The information disclosed in Item 1.01 of the Signing 8-K is incorporated by reference into this Item 1.01.

Stock Purchase Agreement

On May 22, 2026, the Company and the Investor entered into Amendment No. 1 to the Stock Purchase Agreement to reflect that Gregory Coleman would remain a director after the Closing.

The foregoing description of Amendment No. 1 to the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “report”) and incorporated herein by reference.

Director Appointment Agreement

On May 22, 2026, the Company, the Investor and Jonah Peretti, LLC entered into Amendment No. 1 to the Director Appointment Agreement to reflect certain changes relating to the composition of the Board, including the expansion of the Board to nine directors and the continued service of Gregory Coleman as a member of the Board until a new director is appointed by the Investor following the 2026 annual meeting of the Company’s shareholders.

The foregoing description of Amendment No. 1 to the Director Appointment Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Director Appointment Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Promissory Note

On May 26, 2026, in connection with the Closing, the Investor issued the Promissory Note to the Company in the principal amount of $100.0 million. The Promissory Note matures in 2031 and accrues interest at an annual rate of 5%. A copy of the Promissory Note is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosure contained in Item 1.01 of the Signing 8-K regarding the Stock Purchase Agreement is incorporated herein by reference.

On May 26, 2026, in connection with the Closing, the Shares were issued to the Investor. The issuance of the Shares are exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act.

Item 5.01. Change in Control of Registrant.

The disclosure contained in Item 1.01 of the Signing 8-K and Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

On May 26, 2026 and following the Closing, the Investor became the beneficial owner of approximately 51% of the total voting power of the Company’s outstanding capital stock, based on (i) 78,983,041 shares of Class A common stock, (ii) 33,355 shares of Class B common stock, and (iii) no shares of Class C common stock outstanding as of May 26, 2026 and after giving effect to the Transaction.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Update Regarding Director Resignation and Board Composition

As previously disclosed in the Signing 8‑K, Mr. Coleman was expected to resign from the Board and from the Audit Committee, the Compensation Committee, and the Nominating, Corporate Governance, and Corporate Responsibility Committee of the Board, effective as of the Closing.

In order for the Company to maintain compliance with applicable Nasdaq listing standards with respect to the composition and independence of the Board and its committees, Mr. Coleman will remain on the Board and is expected to continue to serve as a member of the Board and the Audit Committee, the Compensation Committee, and the Nominating, Corporate Governance, and Corporate Responsibility Committee of the Board following the Closing until a new director is appointed by the Investor following the 2026 annual meeting of the Company’s shareholders.

As previously disclosed in the Signing 8-K, on May 11, 2026, the Board approved an increase in the size of the Board from four members to eight members, effective as of the Closing, and appointed five new directors, in each case contingent on and effective as of the Closing. On May 22, 2026, the Board approved a further increase in the size of the Board from four members to nine members, contingent on and effective as of the Closing.

Accordingly, effective as of the Closing, the Board will consist of nine directors, comprised of the Company’s four current directors (including Mr. Coleman) and the five new directors previously disclosed in the Signing 8-K.

Item 7.01 Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release announcing the Closing. A copy of the press release announcing the Closing is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01 Other Events.

Debt Repayment

As previously disclosed, on May 7, 2026, the Company, BuzzFeed Media Enterprises, Inc., a wholly-owned subsidiary of the Company, and certain of the Company’s other domestic and Canadian subsidiaries as borrowers and guarantors, entered into Amendment No. 4 to the Credit Agreement (the “Fourth Amendment”) with the financial institutions party thereto as lenders (the “Lenders”) and Sound Point Agency LLC, as agent for the Lenders. The Fourth Amendment amended the Credit Agreement dated as of May 23, 2025 (as amended by that certain Amendment No. 1 to the Credit Agreement dated as of July 31, 2025, by that certain Amendment No. 2 to Credit Agreement dated as of August 25, 2025, by that certain Amendment No. 3 to Credit Agreement dated as of March 11, 2026, and by that certain Amendment No. 4 to Credit Agreement dated as of May 7, 2026, and as further amended, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the Credit Agreement, on May 26, 2026, the Company repaid $12.5 million aggregate principal amount of indebtedness outstanding under the Credit Agreement, using proceeds from the Transaction. The Company also paid a cash fee of approximately $0.5 million due in connection with the Credit Agreement on that same date. As of May 26, 2026 and following the repayment, $32.5 million aggregate principal amount of indebtedness under the Credit Agreement remains outstanding.

Compliance with Nasdaq Bid Price Requirement

As previously disclosed on a Current Report on Form 8-K filed by the Company on March 3, 2026, on March 2, 2026, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the previous 30 consecutive business days, the bid price for the Company’s Class A common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until August 31, 2026, to regain compliance with the Bid Price Requirement.

As of May 26, 2026, the closing bid price of the Company’s Class A common stock had been over $1.00 per share for a minimum of 10 consecutive business days. On May 27, 2026, Nasdaq confirmed that the Company had regained compliance with the Bid Price Requirement and that this matter is now closed.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to the Stock Purchase Agreement, dated May 22, 2026, between BuzzFeed, Inc. and Allen Family Digital, LLC.
10.2	Amendment No. 1 to the Director Appointment Agreement, dated May 22, 2026, by and among BuzzFeed, Inc., Allen Family Digital, LLC, and Jonah Peretti, LLC.
10.3	Promissory Note, dated May 26, 2026, between BuzzFeed, Inc. and Allen Family Digital, LLC.
99.1	Press Release dated May 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	5/27/2026
BuzzFeed, Inc.

		By:	/s/ Matthew Omer
Name: Matthew Omer
Title: Chief Financial Officer